Exhibit 99.1

MagnaChip Reports Solid Third Quarter 2010

Financial Results

SEOUL, South Korea and CUPERTINO, Calif., October 28, 2010 — MagnaChip Semiconductor LLC (“MagnaChip Semiconductor”) today announced financial results for the quarter ended September 30, 2010.

Revenue for the third quarter of 2010 was $209.4 million, a 7.6% increase compared to $194.7 million for the second quarter of 2010, and a 33.7% increase compared to $156.6 million for the third quarter ended September 27, 2009.

Gross profit was $69.3 million or 33.1%, as a percent of revenue, for the third quarter of 2010. This compares to gross profit of $64.5 million or 33.1% for the second quarter of 2010 and $52.2 million or 33.3% for the year-ago quarter.

“We again delivered solid financial results with sequential revenue growth of nearly 8% this quarter driven by our Manufacturing Services and Power Solutions segments,” said Sang Park, MagnaChip Semiconductor’s Chairman and Chief Executive Officer. “While recent industry announcements indicate some uncertainty regarding the state of the global semiconductor market recovery, MagnaChip continues to be well-positioned for profitable growth with a strong product portfolio and pipeline of new products during this short-term inventory correction.”

Operating expense was $39.8 million or 19.0% of revenue for the third quarter of 2010. This compares to $36.8 million or 18.9% of revenue for the second quarter of 2010 and $34.9 million or 22.3% of revenue for the third quarter of 2009.

Operating income was $29.6 million for the third quarter of 2010 or 14.1% of revenue. This compares to operating income of $27.8 million or 14.3% of revenue for the second quarter of 2010 and $17.3 million or 11.0% of revenue for the third quarter of 2009.

Net income, on a GAAP basis, for the third quarter of 2010 totaled $61.5 million or $0.20 per diluted common unit. This compares to net loss of $30.7 million or $0.10 per diluted common unit for the second quarter of 2010 and net income of $62.4 million or $1.18 per diluted common unit for the third quarter of 2009. Net income, for the third quarter of 2010, was impacted primarily by a foreign currency gain of $41.4 million compared to a foreign currency loss of $48.3 million for the second quarter of 2010 and a foreign currency gain of $45.4 million for third quarter of 2009, respectively. The net foreign currency exposure is primarily related to non-cash translation gains or losses for intercompany borrowings at our Korean subsidiary that are denominated in U.S. dollars.

Adjusted net income, a non-GAAP measurement, for the third quarter of 2010 totaled $26.2 million compared to $25.7 million for the second quarter of 2010, and $20.4 million for the third quarter of 2009.

Adjusted EBITDA, a non-GAAP measurement, for the third quarter of 2010 totaled $45.7 million compared to $43.8 million for the second quarter of 2010, and $34.5 million for the third quarter of 2009.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a more meaningful understanding of the factors and trends affecting MagnaChip Semiconductor’s business and operations. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP.

Combined cash balances (cash and cash equivalents plus short-term investments) totaled $161.4 million at the end of the third quarter of 2010, an increase of $20.1 million from the end of the prior quarter. Cash provided from operations totaled approximately $30.7 million for the third quarter of 2010. This compares to $36.0 million for the second quarter of 2010 and $4.6 million for the third quarter of 2009.

Revenue by Segment

In thousands of US dollars

	Three Months Ended
	Successor		Predecessor
	3Q 10	2Q 10	3Q 09
Semiconductor Manufacturing Services	$113,171	$101,564	$76,354
Display Solutions	77,989	80,584	75,588
Power Solutions	17,801	12,040	3,812
Other	487	512	873
Total Revenue	$209,448	$194,700	$156,627

Non-GAAP Metrics

Adjusted EBITDA excludes charges related to depreciation and amortization associated with continuing operations, interest expense, income tax expense (benefit), restructuring and impairment activities, other restructuring charges, reorganization items, inventory step-up, equity-based compensation, foreign currency loss (gain) and derivative valuation loss (gain). Adjusted net income (loss) excludes charges related to restructuring and impairment, other restructuring charges, reorganization items, inventory step-up equity-based compensation, amortization of intangible assets associated with continuing operations, foreign currency loss (gain) and derivative valuation loss (gain). A reconciliation of GAAP results to non-GAAP results is included following the financial statements below.

Conference Call

MagnaChip Semiconductor will host a teleconference at 11 a.m. PDT today to discuss the third quarter 2010 financial results. The conference call will be webcast live and can also be monitored by dialing 1-866-776-2061 in the U.S. or 1-706-679-0298 for all other locations. The conference ID number is 17066059 and participants are encouraged to initiate their calls at least 10 minutes in advance of the 11 a.m. PDT start time to ensure a timely connection. The webcast can be accessed at www.magnachip.com and will be archived for one year.

A replay of the conference call will be available the same day and will run for 72 hours. The replay access numbers are 1-800-642-1687 and 1-706-645-9291. The access code is 17066059.

About MagnaChip Semiconductor

Headquartered in South Korea, MagnaChip Semiconductor is a Korea-based designer and manufacturer of analog and mixed-signal semiconductor products for high volume consumer applications. MagnaChip Semiconductor believes it has one of the broadest and deepest range of analog and mixed-signal semiconductor platforms in the industry, supported by its 30-year operating history, a large portfolio of registered and pending patents and extensive engineering and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip Semiconductor’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip Semiconductor’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our ability to capitalize on improving market dynamics and future operating and financial performance including fourth quarter 2010 revenues. All forward-looking statements included in this release are based upon information available to MagnaChip Semiconductor as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip Semiconductor’s filings with the SEC, including our Form 10-Q filed on September 3, 2010, and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip Semiconductor assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS:

In the United States: Robert Pursel Director of Investor Relations Tel. 408-625-1262 robert.pursel@magnachip.com	In Korea: Chankeun Park Senior Manager, Public Relations Tel. +82-3-6903-3195 chankeun.park@magnachip.com

# # #

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except unit data)

(Unaudited)

	Three Months Ended
	Successor		Predecessor
	September 30, 2010	June 30, 2010	September 27, 2009
Net sales	$209,448	$194,700	$156,627
Cost of sales	140,133	130,166	104,465

Gross profit	69,315	64,534	52,162

Gross profit %	33.1%	33.1%	33.3%

Selling, general and administrative expenses	16,202	15,964	17,175
Research and development expenses	23,119	20,543	17,704
Restructuring and impairment charges	442	267	—

Operating income from continuing operations	29,552	27,760	17,283

Other income (expenses)
Interest expense, net	(7,312)	(6,557)	(2,642)
Foreign currency gain (loss), net	41,400	(48,273)	45,449
Reorganization items, net	—	—	(4,135)
Others	312	(950)	—

	34,400	(55,780)	38,672

Income (loss) from continuing operations before income taxes	63,952	(28,020)	55,955

Income tax expenses	2,457	2,727	2,434

Income (loss) from continuing operations	61,495	(30,747)	53,521

Income from discontinued operations, net of taxes	—	—	8,916

Net income (loss)	$61,495	$(30,747)	$62,437

Income (loss) from continuing operations attributable to common units	$61,495	$(30,747)	$53,521

Net income (loss) attributable to common units	$61,495	$(30,747)	$62,437

Earnings (loss) per common unit from continuing operations—Basic and diluted	$0.20	$(0.10)	$1.01

Earnings (loss) per common unit from discontinued operations—Basic and diluted	$—	$—	$0.17

Earnings (loss) per common unit—Basic and diluted	$0.20	$(0.10)	$1.18

Weighted average number of units—Basic	302,558,556	302,558,556	52,923,483
Weighted average number of units—Diluted	313,604,679	302,558,556	52,923,483

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA AND ADJUSTED NET INCOME (LOSS)

(In thousands of US dollars, except unit data)

(Unaudited)

	Three Months Ended
	Successor		Predecessor
	September 30, 2010	June 30, 2010	September 27, 2009
Net income (loss)	$61,495	$(30,747)	$62,437
Less: Income from discontinued operations, net of taxes	—	—	8,916

Income (loss) from continuing operations	61,495	(30,747)	53,521
Adjustments:
Depreciation and amortization associated with continuing operations	14,347	14,508	11,887
Interest expense, net	7,312	6,557	2,642
Income tax expenses	2,457	2,727	2,434
Restructuring and impairment charges	442	267	—
Other restructuring charges	—	—	5,306
Reorganization items, net	—	—	4,135
Equity-based compensation expense	1,320	1,279	51
Foreign currency (gain) loss, net	(41,400)	48,273	(45,449)
Derivative valuation (gain) loss, net	(312)	950	—

Adjusted EBITDA	$45,661	$43,814	$34,527

Adjusted EBITDA per Common Unit:
- Basic and diluted	0.15	0.14	0.65

Net income (loss)	$61,495	$(30,747)	$62,437
Less: Income from discontinued operations, net of taxes	—	—	8,916

Income (loss) from continuing operations	61,495	$(30,747)	53,521
Adjustments:
Restructuring and impairment charges	442	267	—
Other restructuring charges	—	—	5,306
Reorganization items, net	—	—	4,135
Equity based compensation expense	1,320	1,279	51
Amortization of intangibles associated with continuing operations	4,681	5,718	2,817
Foreign currency (gain) loss, net	(41,400)	48,273	(45,449)
Derivative valuation (gain) loss, net	(312)	950	—

Adjusted Net Income	$26,226	$25,740	$20,381

Adjusted Net Income per Common Unit:
- Basic	$0.09	$0.09	$0.39
- Diluted	0.08	0.08	0.39

We define Adjusted EBITDA as net income (loss) less income (loss) from discontinued operations, net of taxes, adjusted to exclude (i) depreciation and amortization associated with continuing operations, (ii) interest expense, net, (iii) income tax expense, (iv) restructuring and impairment charges, (v) other restructuring charges, (vi) abandoned IPO expenses, (vii) subcontractor claim settlement, (viii) reorganization items, net, (ix) the increase in cost of sales resulting from the fresh-start accounting inventory step-up, (x) equity-based compensation expense, (xi) foreign currency gain (loss), net, and (xii) derivative valuation loss(gain), net.

We present Adjusted Net Income as a further supplemental measure of our performance. We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance.

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except unit data)

(Unaudited)

	Successor
	September 30, 2010	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$161,429	$64,925
Accounts receivable, net	136,945	74,233
Inventories, net	65,029	63,407
Other receivables	4,476	3,433
Prepaid expenses	10,375	12,625
Other current assets	17,327	3,433

Total current assets	395,581	222,056

Property, plant and equipment, net	175,393	156,337
Intangible assets, net	31,500	50,158
Long-term prepaid expenses	9,685	10,542
Other non-current assets	22,135	14,238

Total assets	$634,294	$453,331

Liabilities and Unitholders’ Equity
Current liabilities
Accounts payable	$71,958	$59,705
Other accounts payable	12,987	7,190
Accrued expenses	48,012	22,114
Current portion of long-term debt	—	618
Obligation under capital lease	5,222	—
Other current liabilities	5,235	3,937

Total current liabilities	143,414	93,564

Long-term borrowings	246,814	61,132
Obligation under capital lease	4,270	—
Accrued severance benefits, net	84,943	72,409
Other non-current liabilities	7,748	10,536

Total liabilities	487,189	237,641

Commitments and contingencies

Unitholders’ equity
Common units, no par value, 375,000,000 units authorized, 307,215,516 and 307,083,996 units issued and outstanding at September 30, 2010 and December 31, 2009, respectively	55,453	55,135
Additional paid-in capital	39,887	168,700
Retained earnings (accumulated deficit)	59,886	(1,963)
Accumulated other comprehensive loss	(8,121)	(6,182)

Total unitholders’ equity	147,105	215,690

Total liabilities and unitholders’ equity	$634,294	$453,331

MAGNACHIP SEMICONDUCTOR LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Nine Months Ended
	Successor	Predecessor
	September 30, 2010	September 27, 2009
Cash flows from operating activities
Net income	$61,849	$20,357
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	44,332	34,608
Provision for severance benefits	15,123	7,831
Amortization of debt issuance costs	687	756
Gain on foreign currency translation, net	(16,704)	(36,182)
Loss (gain) on disposal of property, plant and equipment, net	(7)	84
Loss (gain) on disposal of intangible assets, net	9	(9,139)
Restructuring and impairment charges	1,045	—
Unit-based compensation	4,072	219
Cash used for reorganization items	1,573	2
Noncash reorganization items	—	4,473
Other	951	1,997
Changes in operating assets and liabilities
Accounts receivable	(61,771)	(17,961)
Inventories	193	(1,878)
Other receivables	(1,229)	(455)
Deferred tax assets	1,133	1,874
Accounts payable	10,400	6,686
Other accounts payable	6,332	(11,534)
Accrued expenses	22,094	27,550
Long term other payable	(1,606)	454
Other current assets	(221)	4,873
Other current liabilities	516	60
Payment of severance benefits	(4,707)	(4,085)
Other	(864)	(476)

Net cash provided by operating activities before reorganization items	83,200	30,114

Cash used for reorganization items	(1,573)	(2)

Net cash provided by operating activities	81,627	30,112

Cash flows from investing activities
Proceeds from disposal of plant, property and equipment	10	299
Proceeds from disposal of intangible assets	—	9,283
Purchase of plant, property and equipment	(29,739)	(7,270)
Payment for intellectual property registration	(437)	(317)
Increase in restricted cash	—	(34,067)
Decrease (increase) in short-term financial instruments	329	(326)
Decrease in guarantee deposits	1,011	632
Other	(807)	(25)

Net cash used in investing activities	(29,633)	(31,791)

Cash flows from financing activities
Proceeds from issuance of senior notes	246,685	—
Debt issuance costs paid	(8,313)
Repayment of long-term debt	(61,750)	—
Repayment of obligation under capital lease	(1,812)
Distribution to unitholders	(130,697)	—

Net cash provided by financing activities	44,113	—
Effect of exchange rates on cash and cash equivalents	397	3,047

Net increase in cash and cash equivalents	96,504	1,368

Cash and cash equivalents
Beginning of the period	64,925	4,037

End of the period	$161,429	$5,405